Exhibit 5.1

January 26, 2021

TransEnterix, Inc. 635 Davis Drive, Suite 300 Morrisville, NC 27560
Re:	TransEnterix, Inc.

Ladies and Gentlemen:

We have acted as counsel to TransEnterix, Inc., a Delaware corporation (the “Company”), and are rendering this opinion in connection with the filing of a registration statement under Rule 462 of the Securities Act of 1933, as amended (the “Securities Act”) (the “Rule 462 Registration Statement”), related to a registration statement on Form S-3 (File No. 333-236200) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act, on January 31, 2020 and declared effective on February 10, 2020 (the “Related Registration Statement”). The Rule 462 Registration Statement is being filed by the Company with the Commission, under the Securities Act, for the registration of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), with a proposed maximum aggregate offering price of $13,250,742.

Under the Rule 462 Registration Statement and in connection with the filing of a prospectus supplement (the “Prospectus Supplement”), the Company will offer and sell up to 4,416,914 shares of Common Stock (the “Shares”). The Shares are to be sold by the Company pursuant to an Amended and Restated Underwriting Agreement (the “Agreement”) entered into by and between the Company and H.C. Wainwright & Co., LLC.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Rule 462 Registration Statement, (ii) the Related Registration Statement and all exhibits thereto, (iii) the Prospectus Supplement, (iv) the Agreement, (v) the Amended and Restated Certificate of Incorporation of the Company together with all amendments thereto, (vi) the Amended and Restated Bylaws of the Company and (vii) certain resolutions of the Board of Directors of the Company and the Transaction Committee of the Board of Directors of the Company. We have also examined such corporate records and other agreements, documents and instruments, and such certificates or comparable documents of public officials and officers and representatives of the Company, and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinions hereinafter set forth.

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TransEnterix, Inc.

January 26, 2021

In delivering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the accuracy and completeness of all records, information and statements submitted to us by officers and representatives of the Company. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization of all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof with respect to such parties.

Based upon and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that, with respect to the offering of the Shares by the Company pursuant to the Rule 462 Registration Statement, when the Rule 462 Registration Statement has become effective under the Securities Act, the Shares to be issued and sold by the Company have been duly authorized for issuance and, when issued and paid for in accordance with the terms and conditions of the Agreement, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer, marshalling or similar laws affecting creditors’ rights and remedies generally; general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law); and limitations on enforceability of rights to indemnification or contribution by federal or state securities laws or regulations or by public policy.

We express no opinion as to the laws of any jurisdiction other than the present federal laws of the United States of America, the present laws of the State of Delaware and the present laws of the State of New York.

We hereby consent to the sole use of this opinion as an exhibit to the Rule 462 Registration Statement and to the use of our name under the heading “Legal Matters” in the prospectus included therein.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Ballard Spahr LLP